THIS COMMON STOCK PURCHASE WARRANT, AND THE COMMON STOCK TO BE ISSUED PURSUANT TO SUCH WARRANT, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

[For Canadian Holders: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER [•], 2026.]

No. _________	Warrants for _______ Shares

VOID AFTER 5 P.M. BOISE, IDAHO TIME, ON AUGUST [•], 2028.

Warrant to Purchase

________ Shares of

Common Stock of

THUNDER MOUNTAIN GOLD, INC.

WARRANT TO PURCHASE COMMON STOCK

This is to Certify that, FOR VALUE RECEIVED, ________________________, or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from THUNDER MOUNTAIN GOLD, INC., a  Nevada corporation ("Company"), at any time on or after August [•], 2026,  and not later than 5:00 p.m. Boise, Idaho time (the "Expiry Time") on August [•], 2028 (the "Expiry Date"), [•] shares (the "Shares") of common stock, US$0.005 par value per share, of the Company ("Common Stock"). The number of Shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of this Warrant in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Prior to any adjustments called for hereunder, the Exercise Price shall be US$1.00 per Share.

 (a) EXERCISE OF WARRANT. Subject to the terms and conditions herein, this Warrant may be exercised in whole or in part at any time or from time to time on or after August [•], 2026, but not later than the Expiry Time on the Expiry Date, or if the Expiry Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, together with payment of the Exercise Price the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

 (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

 (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

 (1) If the Common Stock is listed on a U.S. national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last trading day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked price for such day on such exchange; or

 (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price of the Common Stock on any other stock exchange on which the Common Stock is listed on the last trading day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked price for such day on such exchange; or

 (3) If the Common Stock is not so listed or admitted to unlisted trade privileges and bid and asked prices are not so reported, the current value shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(d) CORPORATE CHANGES. If, after the date hereof (the "Issue Date") and prior to the Expiry Time on the Expiry Date, the Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, this Warrant shall be adjusted so as to entitle the Holder to acquire the securities to which the holder of shares of Common Stock equal in number to the Shares subject to the unexercised portion of the Warrant would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised portion of the Warrant immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of shares of Common Stock equal in number to the Shares subject to the unexercised portion of the Warrant would have been entitled to by reason of such Event.

(e) SUBDIVISION, CONSOLIDATION OR DIVIDEND OF SHARES.

 (1) In the event that, after the Issue Date and prior to the Expiry Time on the Expiry Date, the Company shall declare any dividend upon its Common Stock payable in shares or subdivide (split) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be consolidated (reverse split) into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

 (2) Upon each adjustment of the Exercise Price in paragraph (e)(1) above, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(f) CHANGE OR RECLASSIFICATION OF SHARES. In the event that, after the Issue Date and prior to the Expiry Time on the Expiry Date, the Company shall change or reclassify its outstanding shares of Common Stock into a different class of securities, the rights evidenced by this Warrant shall be adjusted as follows so as to apply to the successor class of securities:

 (1) the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of shares of Common Stock equal in number to the Shares subject to the unexercised portion of the Warrant immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

 (2) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised portion of the Warrant immediately prior to the change or reclassification, and dividing the product thereof by the number of the successor class of securities determined in paragraph (f)(1) hereof.

(g) CARRY OVER OF ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(h) NOTICE OF ADJUSTMENT. Upon any adjustment of the number of Shares or other securities subject to the unexercised portion of the Warrant, and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised portion of the Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent public accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

(i) OTHER NOTICES. In case at any time after the Issue Date and prior to the Expiry Time on the Expiry Date:

 (1) the Company shall declare any dividend upon its Common Stock payable in shares;

 (2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights, options or warrants;

 (3) there shall be any capital reorganization or reclassification of the Common Stock of the Company, or consolidation (reverse split), subdivision (split) or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

 (4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days' prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

 (j) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated except with the consent of the Company, which consent shall not be unreasonably withheld. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with such transfer form(s) or other document(s) required by the Company duly completed and executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall be the legal valid and binding obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

 (k) RIGHTS OF THE HOLDERS. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

 (l) NOTICE.  Any notices or certificates by the Company to the Holder and by the Holder to  the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder to the address set forth on the face page of this Warrant Certificate, or if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it, THUNDER MOUNTAIN GOLD, INC., 11770 W. President Drive, Ste. F, Boise, Idaho 83713, United States of America. The Company may change its address by written notice to Holder and Holder may change its address by written notice to the Company.

 (m) NO REGISTRATION UNDER U.S. FEDERAL OR STATE SECURITIES LAWS.  Neither the Warrant represented hereby nor the Shares issuable upon exercise of the Warrant have been or will be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States. The Warrant represented hereby may not be exercised in the United States or by or on behalf of a person in the United States or a U.S. person unless exercised pursuant to exemptions from registration under the U.S. Securities Act and all applicable U.S. state securities laws.  Further, the Shares may not be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. person or a person in the United States, unless registered under the U.S. Securities Act and applicable U.S. state securities laws, or an exemption from registration is available.  The terms "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act ("Regulation S").

 (1) Legends. All certificates or other instruments representing Shares issued pursuant to exercise of this Warrant shall be endorsed with the following U.S. restrictive legend reflecting this paragraph (m):

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT 'GOOD DELIVERY' OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

If the Holder indicates that the Holder is exercising the Warrant and purchasing the underlying Shares in an offshore transaction pursuant to Rule 903 of Regulation S by checking Box (1) of the Purchase Form, the following language shall be included as the penultimate sentence of the foregoing legend:

"FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

(2) The Holder agrees that the Company may instruct its transfer agent to: implement such procedures as are appropriate to ensure that the Warrant may not be exercised within the United States, and that the Shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) of Regulation S, unless registered under the U.S. Securities Act or an exemption from such registration is available; and impose such transfer restrictions on the Shares represented by certificates or other instruments bearing the first legend referred to in this paragraph (m) in compliance with applicable securities laws. The legend requirements of paragraph (m) above shall not apply as to any particular Share: (A) when and so long as such security shall have been effectively registered under the U.S. Securities Act and is disposed of pursuant thereto; or (B) when the Company shall have received an opinion of counsel of recognized standing in form and substance reasonably acceptable to it that such Share may be sold to the public without registration thereof under the U.S. Securities Act. The Company agrees to bear all costs and expenses of opinions of counsel required to facilitate resale of Shares pursuant to Rule 144 under the U.S. Securities Act, if available.

(3) Rule 905 of Regulation S provides in substance that any "restricted securities" that are equity securities of a domestic issuer (as such term is defined in Rule 902(e) of Regulation S, and shall include the Company) will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S.  By operation of Rule 905 of Regulation S, any Shares that are resold outside the United States in compliance with the requirements of Rule 901 or Rule 904 of Regulation S will continue to be "restricted securities" and will continue to be subject to the requirement that they be represented by a physical certificate or other instrument imprinted with a U.S. restrictive legend.

 (n) CANADIAN SECURITIES LAW MATTERS

(1)  Private Placement. The Holder acknowledges and agrees that the Warrants, and any Shares issued pursuant to the exercise of any Warrants, have been or will be issued only on a "private placement" basis in Canada and that the Company has no obligation to, and does not intend to, file any prospectus or registration statement in any jurisdiction in order to qualify any of such Warrants and/or Shares for resale.

(2)  Blocking Language. Notwithstanding anything contained herein to the contrary, the rights represented by this Warrant Certificate will not be exercisable by the Holder, in whole or in part, and the Company will not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder (the "Joint Actors") would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise. For greater certainty, the rights represented by this Warrant Certificate will not be exercisable by the Holder, in whole or in part, and the Company will not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Company.

(3)  Legends and Hold Periods. All certificates or other instruments representing the Shares issued pursuant to exercise of this Warrant may be endorsed with the following restrictive legend(s):

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER [•], 2026."

and, if required by the policies of the TSX Venture Exchange (the "TSXV"):

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL DECEMBER [•], 2026."

provided that at any time subsequent to the date which is four months and one day after the date hereof, any certificate or other instrument representing any such Shares may be exchanged for a certificate or other instrument bearing no such legends.

 (o) FURTHER ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES.

(1) This Warrant and the Shares or any other security issued or issuable upon exercise of this Warrant, unless registered under the U.S. Securities Act and any applicable U.S. state securities laws, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such underlying securities may legally be transferred without registration and without the delivery of a current prospectus under the U.S. Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

(2) The Holder hereby represents and warrants to the Company:

(i) The Holder understands that this Warrant Certificate and the Common Stock to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF NEVADA, THE STATE OF IDAHO, OR ANY OTHER STATE SECURITIES AGENCIES.

(ii) The Holder is not an underwriter and would be acquiring this Warrant and any underlying Shares, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the U.S. Securities Act, the Idaho State Securities Act, or any other applicable state securities laws.

(iii) The Holder understands the speculative nature and risks of investments associated with the Company, and confirms that this Warrant and the underlying Shares issuable upon its exercise would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Warrant Certificate and the Common Stock to be issued herein.

(iv) The Holder has fully reviewed or had the opportunity to review the economic consequences of this Warrant and the Shares issuable upon exercise thereof, with its attorney and/or other financial advisor, has been afforded access to the books and records of the Company (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Company.

(v) The Holder is not entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a Shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

(vi) Holder confirms that it is able (A) to bear the economic risk of the investment, (B) to hold the Warrant any Shares issued upon exercise thereof for an indefinite period of time, and (C) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment.

(vii) This investment is suitable for Holder based upon its investment holdings and financial situation and needs, and this investment does not exceed ten percent of Holder's net worth.

(viii) The Holder is familiar with the Company.

(3) Notwithstanding any provision to the contrary contained herein, the Holder acknowledges that no Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificate(s) or other instrument(s) evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed (including, without limitation, the TSXV), provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate or other instrument, at that Holder's expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of legal counsel satisfactory to the Company) to the effect that such Holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate or other instrument may thereafter be surrendered to the Company in exchange for a certificate or other instrument which does not bear such legend.

 (p) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with the internal laws of the state of Nevada (without reference to its rules governing the choice or conflict of laws that would cause the laws of any other jurisdiction to be applied), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to the enforcement of any arbitration decision related to this Warrant Agreement. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between the Holder and the Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents, or promoters of the Company), on behalf of the undersigned, or this Warrant Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating or deriving from Securities, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of  Nevada Law. The Purchaser waives any right to punitive damage claims.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for any arbitration shall lie in Boise, Idaho.

[The remainder of this page is intentionally left blank]

 (q) DELIVERY AND EXECUTION. The Company shall be entitled to rely on delivery of an executed Warrant Certificate by electronic means, and acceptance by the Holder of such electronic Warrant Certificate (including, without limitation by facsimile or email delivery) shall be deemed to be an original and legally effective between the Holder and the Company in accordance with the terms hereof.

Dated this ____ day of ______________, 2026.

COMPANY:

THUNDER MOUNTAIN GOLD, INC.

By:
Eric T. Jones, President and CEO

HOLDER:

By:

Title:

[The remainder of this page is intentionally left blank]

Purchase Form to be used to exercise Warrant:

THUNDER MOUNTAIN GOLD, INC.

(a Nevada Corporation)

11770 W. President Dr., Ste. F, Boise, Idaho  83713

Date: _____________, 20____

 The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase                                           _______  shares (the "Shares") of the Common Stock of the Company called for thereby, and hereby makes payment of US$                                             (at the exercise of US$1.00 per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below.

The capitalized terms used herein have the meanings set forth in the Warrant Certificate.  In connection with the exercise of the Warrant, the undersigned represents and warrants as follows: (Please check the ONE box applicable):

☐ 1. At the time of exercise of the Warrant, the undersigned is not in the United States, is not a U.S. person under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S under the U.S. Securities Act), and did not execute or deliver this Purchase Form in the United States; OR

☐ 2. The undersigned (i) is the original Holder of the Warrant, (ii) is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States, and is an "accredited investor", as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a "U.S. Accredited Investor"), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Purchase form.

☐ 3. The undersigned is delivering a written opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that the Shares to be delivered upon exercise of the Warrant are exempt from registration requirements of the U.S. Securities Act.

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the certificate(s) or other instrument representing the Shares.

"United States" and "U.S. person" are as defined in Rule 902 of Regulation S.

If the undersigned has checked box (1) immediately above the undersigned:

(a) agrees not to engage in hedging transactions with regard to the Shares prior to the expiration of the six-month distribution compliance period set forth in Rule 903(b)(3) of Regulation S;

(b) acknowledges that unless the Shares issuable upon exercise of the Warrants have not been registered under the U.S. Securities Act and will be "restricted securities" as defined in Rule 144 of the U.S. Securities Act, and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates or other representing the Shares shall bear the applicable restrictive legends substantially in the forms set forth in the Warrant Certificate;

1

(c) agrees not to resell the Shares except (i) pursuant to registration under the U.S. Securities Act and any applicable state securities laws, (ii) pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws, or (iii) pursuant to the provisions of Regulation S of the U.S. Securities Act; and

(d) subject to compliance with the Company's constating documents and any other applicable agreements between the undersigned and the Company, the undersigned acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws.

Note:  Certificates representing Shares will not be registered or delivered to an address in the United States unless box (2) or (3) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (2) above, the undersigned Holder additionally represents and warrants to the Company that:

1 the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2. the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a "Beneficial Owner"), the undersigned Holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3. the undersigned has not exercised the Warrant as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

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If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (2) above, the undersigned also acknowledges and agrees that:

1. the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned's investment decision to acquire the Shares;

2. if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

 (a) the sale is to the Company;

(b) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

(d) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities; or

(e) the Shares are registered under the U.S. Securities Act pursuant to a selling securityholder registration statement that has been declared effective by the United States Securities and Exchange Commission and is effective at the time of resale, and in the case of (b), (c) and (d) above, it has prior to such sale furnished to the Company and the Company's registrar and transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Company's registrar and transfer agent;

3. unless the Shares are registered under the U.S. Securities Act pursuant to a registration statement that has been declared effective by the United States Securities and Exchange Commission and is effective at the time of exercise, the Shares are "restricted securities" under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4. unless the Shares are registered under the U.S. Securities Act pursuant to a registration statement that has been declared effective by the United States Securities and Exchange Commission and is effective at the time of exercise, the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

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5. the legend may be removed by delivery to the Company's registrar and transfer agent and the Company of an opinion of counsel of recognized standing, in form and substance, reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act;

6. there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

7. the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of any Shares;

8. funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrant will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith; and

9. the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Purchase Form or the Warrant Certificate.

If the Shares are being issued upon exercise of Warrants prior to December [•] 2026, the certificate(s) or other instrument(s) representing the Shares may bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER [•], 2026."

and, if required by the policies of the TSX Venture Exchange:

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL DECEMBER [•], 2026."

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Holder hereof and will be sent by first class mail to the last address of the Holder appearing on the register maintained for the Warrant.

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Signature:

Name and title of authorized signatory of Holder (if applicable)

Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Print in Block Letters)

Address:

******************************************

 NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

 In connection with the exercise of certain outstanding Common Stock purchase warrants of THUNDER MOUNTAIN GOLD, INC. (the "Company") by the undersigned Holder, the Holder hereby represents and warrants to the Company that the Holder, and each beneficial owner (each a "Beneficial Owner"), if any, on whose behalf the Holder is exercising such warrants, satisfies one or more of the following categories of U.S. Accredited Investor (please write "W/H" for the undersigned Holder, and "B/O" for each beneficial owner, if any, on each line that applies):

_________	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; an investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the "Commission") under section 203(l) or (m) of the United States Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the United States Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; a small business investment company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; a rural business investment company as defined in section 384A of the United States Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or
_________	Category 2.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
_________	Category 3.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of US$5,000,000; or

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_________	Category 4.	A director or executive officer of the Company (including an IRA (Individual Retirement Account) owned by such person); or
Category 5.

A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person's spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), at the time of that person's purchase of Common Shares exceeds US$1,000,000 (note: for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of exercise of the Warrant, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the exercise of the Warrant exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person's spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person's spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

_________	Category 6.

A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_________	Category 7.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_________	Category 7A.

A revocable trust which may be revoked or amended by its settlors (creators), each of whom is a U.S. Accredited Investor under Category(ies) _____________ [insert one or all of 5 (net worth exceeds US$ 1,000,000) or 6 (net income exceeds US$ 200,000 individually or US$ 300,000 jointly) or 10 (holder in good standing of certain designated professional certifications or designations or credentials)];

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_________	Category 8.	An entity in which all of the equity owners are U.S. Accredited Investors; or
If you checked Category 8, please indicate the name and category of U.S. Accredited Investor (by reference to the applicable number in this Schedule) of each equity owner:
		Name of Equity Owner	Category of U.S. Accredited Investor

It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.
_________	Category 9.	An entity, of a type not listed in Categories 1, 2, 3, 7 or 8, not formed for the specific purpose of acquiring the Shares, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, "investments is defined in Rule 2a51-1(b) under the United States Investment Company Act of 1940); or
_________	Category 10.	A natural person (including an IRA (Individual Retirement Account) owned by such person) holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or
_________	Category 11.	Any "family office," as defined in rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the Common Shares, and (iii) whose prospective investment is directed by a person (a "Knowledgeable Family Office Administrator") who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

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_________	Category 12.

A "family client," as defined in rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

The undersigned understands and acknowledges that it is making the representations, warranties, acknowledgements and covenants contained herein with the intent that the they may be relied upon by the Company in determining its eligibility to exercise the Warrant and to purchase the Shares thereby, and it will promptly notify the Company of any material changes in any representation, warranty, agreement or other information relating to the undersigned set forth herein.

X __________________________________________
Signature of Holder (if Holder is an individual)

X __________________________________________
Authorized signatory (if Holder is not an individual)

____________________________________________
Name of Holder (please print)

____________________________________________
Name of authorized signatory (please print)

____________________________________________
Official capacity of authorized signatory (please print)

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